EXHIBIT 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form F-3 No. 333-239250) of Globus Maritime Limited,

(2) Registration Statement (Form F-3 No. 333-240042) of Globus Maritime Limited, and

(3) Registration Statement (Form F-3 No. 333-240265) of Globus Maritime Limited

of our reports dated April 11, 2022, with respect to the consolidated financial statements of Globus Maritime Limited and the effectiveness of internal control over financial reporting of Globus Maritime Limited included in this Annual Report (Form 20-F) of Globus Maritime Limited for the year ended December 31, 2021.

/s/ Ernst & Young (Hellas) Certified Auditors Accountants S.A.

Athens, Greece

April 11, 2022